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                                                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 29, 1999, March 29, 1999, and September 7, 1999 relating to the consolidated financial statements of Plains All American Pipeline, L.P., the combined financial statements of Plains Resources Inc. Midstream Subsidiaries, and the balance sheet of Plains All American Inc., respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
September 10, 1999